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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference herein of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of EZ Communications, Inc. as of and for the two years in the period ended December 31, 1995 incorporated by reference in the Registration Statement (Form S-4 to be filed on or about February 9, 1998) and related Prospectus of American Tower Systems Corporation for the registration of 32,000,000 shares of Class A common stock.

                                          Ernst & Young LLP

Vienna, Virginia
February 9, 1998